Exhibit 99.1

China Information Security Technology Enters Definitive Agreement to Acquire Huipu

SHENZHEN, China, August 31, 2009 – China Information Security Technology, Inc., (NASDAQ: CPBY) ("China Information Security," "CIST" or the "Company"), a leading total solutions provider of digital security, geographic information, and hospital information systems in China, today announced that it has entered into a definitive agreement to acquire Topwell Treasure Ltd., a Hong Kong limited company ("Topwell")and its wholly-owned Chinese subsidiary, Huipu Electronics (Shenzhen) Co., Ltd. (''Huipu''). The transaction is expected to close on or about October 1, 2009.

Under the terms of the purchase agreement, the Company will pay up to $16.0 million in cash and stock for 100% of the equity interests in Topwell. The purchase price will be comprised of $8.0 million in cash, payable on or before November 28, 2009, and 1,101,930 shares of the Company’s common stock (valued at approximately $4.0 million @ $3.63 per share) payable within 90 days of the closing of the transaction. The Company also agreed to issue and deliver to the Topwell sellers another 1,101,930 shares of the Company’s common stock if Huipu achieves certain target after tax net income thresholds in the years 2010 through 2012. Management expects that the make good provision in the purchase agreement will incentivize Huipu’s existing management team to stay on and help Huipu to accomplish such income goals.

Huipu is a well-recognized brand within the industry and has a broad customer base covering 27 provinces/regions. Currently, Huipu's customized LCD & Plasma displays are integrated in systems deployed in all business segments that CIST serves, and CIST and Huipu have closely collaborated as separate entities to deliver integrated systems to common customers. Subsequent to the completion of the acquisition, CIST plans to dispose of Huipu’s low-end business lines and focus on Huipu’s high-end and innovative products while integrating Huipu into its overall business. CIST expects to leverage Huipu’s wide distribution network and large client base to expand its market share in the DIST, GIS and Digital Hospital markets. While the Company anticipates moderate contribution from Huipu to its year 2009 financial results, management believes that Huipu will make meaningful contributions to its projected earnings in year 2010 and beyond.

Mr. Jiang Huai Lin, CIST's CEO, commented, ''We are pleased with the completion of our acquisition of Huipu. Our further due diligence firmly validates our belief that Huipu will enhance our competitiveness and extend our geographic reach. As Huipu had been our long time business partner for systems integration projects, we anticipate a smooth and rapid integration of our products, services, and operations. We plan to further expand Huipu’s strong LCD and Plasma display brand, as well as integrate our proprietary software with Huipu’s high-end interactive displays with in-set computers. We believe that this combination of CIST’s core software and Huipu’s hardware will enable us to offer turn-key solutions at various price levels, while increasing our cross- and up-sell opportunities. We expect that Huipu’s client base will deepen our reach in the 28 provinces/regions in which we already have a presence and will add an additional 4 provinces/regions to our existing distribution network, bringing the total number of provinces/regions in which we have a presence to 32."

About Huipu Electronics (Shenzhen) Co., Ltd.

Huipu is a leading developer and manufacturer of customized LCD & Plasma display systems in China and is the holder of numerous technology patents, trademarks, certifications and licenses. Huipu's products are manufactured at its production facilities in China and are sold through a network of distributors nationwide. Its customers are represented in a wide variety of industries, including the public security, government, trade, media, transportation and tourism industries.

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security Technology, Inc. ("CIST" or the "Company") headquartered in Shenzhen, China ("PRC"), is a leading application software developer, systems integrator and full-service Geographic Information Systems ("GIS") solutions provider to the public security and civil-use markets in China, and is dedicated to the use of information technology to improve public safety and information management. Its main business lines range from digital information security, to GIS, and digital hospital information systems. The Company provides a broad portfolio of fully integrated solutions and services, including its First Responder Coordination Platform, Intelligent Border Control System, Residence Card Information Management System, Police- and Civil-use GIS products, and Digital Hospital Information System, to serve the growing demand for digital geographic information, hospital and electronic medical record systems in China. Its commitment to leading-edge technology and quality assurance has won the Company numerous government and enterprise contracts throughout China. To learn more about the Company, please visit its corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the significance of the Huipu acquisition on the Company’s ability to integrate Huipu’s business and operations into the Company’s business and operations; the general ability of the Company to achieve its commercial objectives, including the use of Huipu’s wide distribution network and large client base to enhance the Company’s competitiveness and extend its geographic reach; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Iris Yan
China Information Security Technology, Inc.
Tel: +86-755-8370-4767
Email: ir@chinacpby.com
Website: http://www.chinacpby.com

Investor Relations Contact:
ICR:
Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com